                                                                   EXHIBIT 99.1



FOR IMMEDIATE RELEASE
---------------------
October 21, 1997

     ANDREA ELECTRONICS CORPORATION ANNOUNCES CONTINUING STRONG FINANCIAL
     --------------------------------------------------------------------
                        RESULTS IN THIRD QUARTER 1997
                        -----------------------------

Q3 Highlights
-------------
- Q3 revenues up 163% vs. Q3 1996 to $7.2 million; nine month revenues rise 240% to $18.7 million
- Nine month net income $2.9 million, or $0.31 per share, vs. 1996 net loss of $1.2 million, or $0.17 per share
- Company extends procurement agreement to sell headsets, handsets, microphones to IBM
- Company supplies PC headsets to Dragon Systems for its Dragon NaturallySpeaking(Trademark) software
- Company receives patent allowance for certain ANC microphone and ANR earphone technology
- Company introduces first ANR & ANC technology PC headset and first wireless, infra-red headset
-    Company launches four new retail products in CompUSA stores nationally


                                                                             FINANCIAL SUMMARY TABLE
                                                                        (in 000's, except per share data)

                                                           Quarter Ended                            Nine Months Ended
                                                           -------------                            -----------------
                                                      9/30/97              9/30/96              9/30/97              9/30/96
                                                      -------              -------              -------              -------
Total revenues                                       $7,210,911           $2,745,095         $18,676,055           $5,489,504
Net Income/(loss)                                     1,568,339              286,361           2,852,816           (1,181,694)
Net Income (loss)/Share+                                   0.17                 0.04                0.33                (0.17)
Primary Wtd. Ave. Equivalent Shares
Outstanding*+                                         9,244,113            7,339,052           8,708,335            6,980,476


---------------
*The Weighted average number of common equivalent shares outstanding reflects the addition of approximately 1,000,000 shares pursuant to the Company's application of the treasury stock method as required by Accounting Principles Board Opinion #15. Under this method, earnings per share data are computed as if stock options outstanding at the end of the period were exercised and funds obtained thereby were used to purchase common stock.

+On September 2, 1997, the Company's Board of Directors authorized a two-for-one stock split effected in the form of a 100% stock dividend that was distributed on September 17, 1997 to shareholders of record on September 10, 1997. All share and per share data included in this release have been restated to reflect the stock split. The effect of the split is presented retroactively within stockholders' equity at December 31, 1996 by transferring the par value for the additional shares issued from the capital in excess of par account to the common stock account.

     Long Island City, New York, October 21, 1997 -- Andrea Electronics Corporation (AMEX: AND) today announced that revenues for the third quarter ended September 30, 1997 increased 163% to $7,210,911 compared to $2,745,095 in the third quarter of 1996, and rose 19% over $6,080,875 in revenues in the second quarter 1997. Net income for the third quarter of 1997 was $1,568,339 or $0.17 per share, based on 9,244,113 weighted average shares outstanding, versus net income of $286,361 or $0.04 per share, based on 7,339,052 weighted average shares outstanding in the third quarter of 1996. Net income for the second quarter 1997 was $678,036, or $0.08 per share based on 8,060,352 weighted average common shares outstanding.

     For the nine months ended September, 1997, revenues increased 240% to $18,676,055, up from $5,489,504 in the same period of 1996, and rose 63% over $11,465,144 in revenues for the six months ended June 30, 1997. Net income for the first nine months of 1997 rose to $2,852,816 or $0.33 per share based on 8,708,335 weighted average common equivalent shares outstanding, compared with a net loss of $1,181,694 or $0.17 per share based on 6,980,476 weighted average common equivalent shares outstanding in the first nine months of 1996. Net income for the six months ended June 30, 1997 was $1,284,477, or $0.16 per share, based on 7,880,040 weighted average common shares outstanding.

     The weighted average number of common equivalent shares outstanding reflects the addition of approximately 1,000,000 shares pursuant to the Company's application of the treasury stock method as required by Accounting Principles Board Opinion #15. Under this method, earnings per share data are computed as if stock options outstanding at the end of the period were exercised and funds obtained thereby were used to purchase common stock. In addition, all share and per share data included in this release have been restated to reflect a two-for-one split of Andrea Electronics common stock, which was authorized by the Company's Board of Directors on September 2, 1997 and was paid out as a 100 percent stock dividend on September 17, 1997 to shareholders of record as of September 10, 1997. The stock split was undertaken to increase liquidity of the stock and to broaden shareholder participation in the Company.

     On September 23, 1997, Andrea Electronics entered into a $10 million expandable credit facility with ABN AMRO and IBM Credit. This facility, coupled with a strong cash position furthers the Company's ability to manage the significant growth expected over the coming months, including product ramp-up in anticipation of growing demand entering the holiday season. "Outside of daily working capital management and research and development efforts, we anticipate sizable investment in improving the overall efficiency of the corporate infrastructure," said Patrick D. Pilch, Executive Vice President and Chief Financial Officer of Andrea Electronics Corporation.
"For example, one project is currently underway to upgrade our existing information systems so that Andrea Electronics can continue to grow while still raising the high quality of service we provide to all our partners and customers worldwide."

     In commenting on the Company's positive results, Mr. Pilch said, "In the third quarter of 1997 -- the Company's fifth consecutive profitable quarter -
- Andrea Electronics has continued to experience strong sales of Andrea Anti-Noise(Trademark) products, buoyed by several contract agreements with leading OEMs (original equipment manufacturers) and software publishers."

     John N. Andrea, Co-president of Andrea Electronics Corporation, added, "Andrea Electronics' technologies are chosen by the PC industry's top OEMs and software publishers because our product lines consistently emerge as price/performance leaders. We are continuing to enter into co-licensing, sales and promotional agreements that strategically partner Andrea Electronics with companies that lead the PC hardware and software markets, bringing the Company closer towards our ultimate goal of having patented Active Noise Cancellation(Trademark) (ANC) microphone technology and
Active Noise Reduction(Trademark) (ANR) earphone technology recognized as the global audio standards. In line with this strategy, in the third quarter of 1997 we were particularly pleased that all three of the speech recognition market's top software publishers chose Andrea Anti-Noise products to be sold with their speech recognition software."

     The Andrea Anti-Noise Technology product line includes headsets, handsets and microphones using the Company's high-performance Noise Cancellation (NC) and patented ANC technologies, which substantially improve voice intelligibility by essentially eliminating background noise.

- Andrea Electronics Expands Existing Strategic Relationships, Establishes New Alliances

     During the third quarter of 1997, Andrea Electronics expanded its strategic relationships with International Business Machines Corp. (NYSE:IBM), Microsoft Corporation (Nasdaq:MSFT) and Kurzweil Applied Intelligence, Inc., a wholly-owned subsidiary Lernout & Hauspie Speech Products N.V. (Nasdaq:
LHSPF; Nasdaq: LHSP-ED). In addition, Andrea Electronics established a new relationship with Dragon Systems, Inc.

     In August, Andrea Electronics announced that it had expanded on its previous arrangement with IBM by signing a procurement agreement to supply several models of Andrea Anti-Noise PC headsets, handsets and microphones to IBM for packaging with a full line of IBM's speech recognition software, including VoiceType(Trademark) Simply Speaking and VoiceType(Trademark) Simply Speaking Gold, as well as the new IBM ViaVoice(Trademark) and ViaVoice Gold continuous speech recognition programs.

     During the third quarter of 1997, Andrea Electronics also continued bundling its Andrea Anti-Noise products with Kurzweil VoicePad(Trademark) Starter Edition discrete speech recognition software for national retail and corporate sale under a licensing agreement the Company entered into in July 1996 with Kurzweil A.I. VoicePad is being bundled as "free CD software" with a spectrum of Andrea NC and ANC technology products, which are being sold through distributors and resellers in the United States, Canada and Europe.

     Additionally, in July Dragon Systems, Inc. chose Andrea Electornics' NC-50 Universal PC headset for use and distribution with Dragon Naturally Speaking(Trademark).

     Andrea Electronics expanded its key relationship with Microsoft during the third quarter of 1997. Andrea Anti-Noise products have been endorsed and recommended by Microsoft's NetMeeting Group, and under a licensing agreement, Andrea Electronics has bundled NetMeeting(Registered Trademark) 2.0 with its products for OEMs, retail distributors and end-users. Andrea ANC technology's ability to enhance the performance of Microsoft's premier videoconferencing software, NetMeeting 2.0, was a key factor in Microsoft's recommendation of Andrea ANC headsets for use with Internet Explorer 4.0(Registered Trademark) (which included NetMeeting 2.0). As well, Microsoft Windows Hardware Qualifications Lab has certified Andrea ANC products for use with Windows 95(Registered Trademark) and Windows NT(Registered Trademark), which incorporates NetMeeting 2.0.

     Most recently, on August 27, 1997, Andrea Electronics announced that it had been chosen by Microsoft to be one of several select companies to join Microsoft in promotional efforts surrounding the launch of Internet Explorer
4.0. As part of the promotion, customers participating in Microsoft's "Reserve Your Copy Early" program could order from the Microsoft website a Commemorative Edition Internet Explorer 4.0 CD-ROM, whose packaging included coupons offering $10 off of the list price of Andrea Electronics' VoiceSolutions(Trademark) PC headsets. Andrea Electronics' website (www.AndreaElectronics.com) was linked to Microsoft's, allowing customers to order Andrea Electronics' headsets on line.

     "We believe strongly in the impact the computer is having as a communications tool," said John Andrea. "In particular, we think that speech recognition programs will gain widespread acceptance to the point where speech may eventually become the premier computer interface. The software that exists today is just the beginning of this interface revolution, and many leading software publishers and OEMs, including Microsoft and IBM, are making significant investments in the development of natural interface technologies. Andrea Electronics has invested, too -- in technologies that enhance the performance of speech-related software. We are continuously examining how we can help PC OEMs, software publishers and end-users in the advancement of speech-driven computing."

Andrea Electronics Introduces New Products, Focuses on Retail Expansion

     At the recent SpeechTEK conference in New York City, Andrea Electronics showcased for the first time its full line of patented, high-performance PC audio products, designed to significantly enhance the performance of all voice-driven, PC and Internet applications, even in noisy environments. The retail line included many form factors incorporating NC, ANC -- and for the first time, ANC with ANR technology -- which have been developed for both OEM and end-user consumers.

     Andrea Electronics' top-of-the-line PC headset, QuietWare(Trademark) 1000/ANC, was brought to market at SpeechTEK as the first consumer PC headset that incorporates ANR earphone technology and ANC microphone technology in a single unit. The QuietWare 1000/ANC represents the highest-end PC headset, essentially eliminating background noise to provide clear speech amplification and reception and significantly improving voice intelligibility. Consumers can now purchase the QuietWare 1000/ANC on a global basis either by phone or on line via the Company's secured, encrypted product catalogue on its website. The QuietWare 1000/ANC is priced at a competitive MSRP of $99.95.

     Also at SpeechTEK, Andrea Electronics introduced its first wireless, infrared PC headset with ANC microphone technology. This highly user-friendly headset provides freedom of movement to PC users, enabling them to "talk" to and communicate through their computers - untethered - using voice recognition applications while also canceling ambient noise and echo speaker feedback that can distort the speech signal. The product will become available in the first half of 1998 for an MSRP of about $149.

     "Andrea Electronics remains acutely aware through its relationships with OEM and software partners of the needs of PC multimedia users," said Douglas
J. Andrea, Co-president of Andrea Electronics Corporation. "We plan to continue focusing on research and development to anticipate and answer those needs with high-quality PC audio products that can enhance the user experience of desktop computing, including increasingly accepted voice-related computer applications."

     Andrea Electronics, while exhibiting its full line of PC audio products at SpeechTEK, debuted its new retail packaging that will appear nationally in October, November and December of 1997 during a promotional campaign with CompUSA. The campaign will include advertising and an endcap display featuring four products: Andrea ANC-550 VoiceSolutions ultra-light PC stereo headset with ON/MUTE mic switch; Andrea ANC-200 VoiceSolutions dual function PC handset-desktop microphone; Andrea NC-65 GameWare(Trademark) pro-stereo PC gamers' headset with pre-equalized CD-quality sound; and Andrea NC-50 NetSet(Trademark) ultra-light, monaural PC headset.

     "Andrea Electronics wants to provide consumers with a comprehensive, top-quality approach to enjoying voice-related computer applications," said John Andrea. "To that end we are pleased to be expanding national distribution of our products in CompUSA, the leading computer superstore."

     Andrea Electronics Corporation is a developer and manufacturer of audio communications equipment for military electronics, personal computers, telecommunications and commercial markets. Andrea Electronics Corporation is based in Long Island City, New York.

                         (financial tables attached)

                                    # # #

To receive Andrea Electronics' latest news release and other corporate documents via FAX -- no cost -- please dial 1-800-PRO-INFO. Use Company's ticker: AND.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and results of operations in the Company's Annual Report on Form 10-K and in the Company's 1996 Annual Report to stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.


                                           ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (UNAUDITED)
                                                          ----------------------------------------------------------------------
                                                           For the Three Months Ended               For the Nine Months Ended
                                                                 September 30,                           September 30,
                                                          ----------------------------------------------------------------------
                                                              1997                1996              1997                1996
                                                          ----------------------------------------------------------------------
SALES                                                     $ 7,210,911        $ 2,745,095       $ 18,676,055       $  5,489,504
COST OF SALES                                               4,247,121          1,585,646         11,022,262          3,767,308
                                                          -------------   ----------------   -----------------   --------------
    Gross Profit                                            2,963,790          1,159,449          7,653,793          1,722,196
RESEARCH AND DEVELOPMENT EXPENSES                             189,798            177,843            431,431            700,676
GENERAL, ADMINISTRATIVE AND SELLING
EXPENSES                                                    1,679,168            713,281          4,478,410          2,112,288
                                                          -------------   ----------------   -----------------   --------------
    Income (loss) from operations                           1,094,824            268,325          2,743,952         (1,090,768)
                                                          -------------   ----------------   -----------------   --------------
OTHER INCOME (EXPENSE)
    Interest income                                            10,889              9,731             52,173             38,432
    Interest expense                                          (71,314)           (50,553)          (198,221)          (305,016)
    Rent and miscellaneous income                              62,940             58,858            178,723            175,658
                                                          -------------   ----------------   -----------------   --------------
                                                                2,515             18,036             32,675            (90,926)
                                                          -------------   ----------------   -----------------   --------------
INCOME (LOSS) BEFORE INCOME TAX BENEFIT                     1,097,339            286,361          2,776,627         (1,181,694)
INCOME TAX BENEFIT                                            471,000                 --             76,189                 --
                                                          -------------   ---------------   ------------------   --------------
    NET INCOME (LOSS)                                     $ 1,568,339        $   286,351       $  2,852,816       $ (1,181,694)
NET INCOME (LOSS) PER SHARE                               $        17        $        04       $         33       $        (17)
                                                          -------------   ---------------   ------------------   --------------
WEIGHTED AVERAGE COMMON EQUIVALENT
SHARES OUTSTANDING                                          9,244,113          7,339,052          8,708,335          6,980,476
                                                          -------------   ---------------   ------------------   --------------
                                           See Notes to Consolidated Financial Statements



Item 1 - FINANCIAL STATEMENTS



                                           ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
ASSETS                                                                       September 30,                      December 31,
                                                                                1997                               1996
                                                                                ----                               ----
                                                                             (unaudited)                         (audited)

CURRENT ASSETS:

   Cash and cash equivalent                                                  $  2,960,072                      $    921,065
   Marketable securities                                                          100,270                           197,697
   Accounts receivable, net                                                     5,463,211                         2,678,449
   Inventories, net                                                             5,638,171                         4,774,175
   Deferred income taxes                                                        1,306,615                         1,222,000
   Prepaid expenses and other current assets                                      561,233                           132,691
                                                                             -------------                    --------------

     Total current assets                                                      16,029,572                         9,926,077

PROPERTY, PLANT AND EQUIPMENT, net                                                789,319                           868,173
                                                                             -------------                    --------------

     Total assets                                                             $16,818,891                     $  10,794,250
                                                                              ------------                    --------------
                                                                              ------------                    --------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Trade accounts payable                                                    $  1,897,145                      $    822,400
   Accrued salaries and wages payable                                              42,716                            62,920
   Other current liabilities                                                      277,280                           204,683
                                                                             -------------                    --------------

     Total current liabilities                                                  2,217,150                         1,090,003

CONVERTIBLE DEBENTURE, net                                                      1,813,712                         2,157,786

OTHER LIABILITIES                                                                  28,735                            38,500
                                                                             -------------                    --------------

     Total liabilities                                                          4,059,597                         3,286,289
                                                                             -------------                    --------------

SHAREHOLDERS' EQUITY:
   Common stock, $.50 par value, authorized: 15,000,000
      shares; issued and outstanding: 8,380,804 and
      7,584,394 shares, respectively                                            4,190,402                         3,792,197
   Additional paid-in capital                                                   8,259,035                         6,258,723
   Retained earnings (deficit)                                                    309,857                        (2,542,959)
                                                                             -------------                    --------------

     Total shareholders' equity                                                12,759,294                         7,507,961
                                                                             -------------                    --------------

     Total liabilities and shareholders' equity                              $ 16,818,891                      $ 10,794,250
                                                                             -------------                    --------------
                                                                             -------------                    --------------

                                           See Notes to Consolidated Financial Statements

